UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2012

Avaya Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road

Basking Ridge, New Jersey 07920

(Address of principal executive offices, including zip code)

(908) 953-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

General

On October 29, 2012 (the “Amendments Closing Date”), (i) Avaya Inc. (“Borrower”), the several subsidiary borrowers (the “Subsidiary Borrowers”) party thereto, Citicorp USA, Inc. and the lenders party thereto entered into Amendment No. 2 to Credit Agreement (the “ABL Amendment”), pursuant to which that certain Credit Agreement, dated as of October 26, 2007, as amended, supplemented or otherwise modified prior to the Amendments Closing Date, among Borrower, Avaya Holdings Corp. (“Holdings”), the Subsidiary Borrowers party thereto from time to time, Citicorp USA, Inc., the lenders party thereto from time to time and the other agents named therein, was amended and restated in its entirety in the form attached to the ABL Amendment (as so amended and restated, the “ABL Credit Agreement”) and (ii) Borrower, Citibank, N.A. and the lenders party thereto entered into Amendment No. 4 to Credit Agreement (the “Cash Flow Amendment”), pursuant to which that certain Amended and Restated Credit Agreement, dated as of October 26, 2007, as amended and restated on February 11, 2011 and as otherwise amended, supplemented or modified prior to the Amendments Closing Date, among Borrower, Holdings, Citibank, N.A., the lenders party thereto from time to time and the other agents named therein, was amended and restated in its entirety in the form attached to the Cash Flow Amendment (as so amended and restated, the “Cash Flow Credit Agreement”).

ABL Credit Agreement

The modified terms of the ABL Credit Agreement include permission to issue or incur, as applicable, secured indebtedness in the form of (1) one or more series of secured notes in lieu of any Revolving Commitment Increases (as defined in the ABL Credit Agreement) in an aggregate principal amount not to exceed $100 million, plus the amount by which unused Commitments (as defined in the ABL Credit Agreement) have been previously reduced pursuant to the ABL Credit Agreement, less the amount of all Revolving Commitment Increases effected at or prior to the time of issuance of such notes (“Incremental Replacement Secured Notes”) and (2) one or more series of secured notes or secured loans in an aggregate principal amount not to exceed $750 million (“Junior Secured Debt”). Any such Incremental Replacement Secured Notes or Junior Secured Debt (a) must be (x) issued or incurred, as applicable, in connection with a modification, refinancing, refunding, renewal, replacement, exchange or extension of senior unsecured indebtedness and (y) secured by a lien on the Collateral (as defined in the ABL Credit Agreement) ranking junior to the lien securing the obligations under the ABL Credit Agreement and (b) will be subject to certain other conditions and limitations set forth in the ABL Credit Agreement.

Cash Flow Credit Agreement

The modified terms of the Cash Flow Credit Agreement include (1) an extension of the maturity of a portion of the senior secured term B-1 loans representing outstanding principal amounts, as of the Amendments Closing Date, of approximately $135 million from October 26, 2014 to October 26, 2017 (potentially springing to July 26, 2015, under the circumstances described below) by converting such loans into a new tranche of senior secured term B-4 loans, (2) permission to issue Incremental Replacement Secured Notes and Junior Secured Debt as described above under the heading “ABL Credit Agreement” (except, pursuant to the Cash Flow Credit Agreement, such Incremental Replacement Secured Notes and Junior Secured Debt must be secured by a lien on the Collateral (as defined in the Cash Flow Credit Agreement) ranking junior to the lien securing the obligations under the Cash Flow Credit Agreement) and (3) permission to issue indebtedness to refinance a portion of the term loans outstanding under the Cash Flow Credit Agreement and to secure such indebtedness by a lien on the Collateral (as defined in the Cash Flow Credit Agreement) ranking junior to the lien securing the obligations under the Cash Flow Credit Agreement, subject to certain other conditions and limitations set forth in the Cash Flow Credit Agreement.

The new tranche of senior secured term B-4 loans bears interest at a rate per annum equal to either a base rate (subject to a floor of 2.25%) or a LIBOR rate (subject to a floor of 1.25%), in each case plus an applicable margin. Subject to the floor described in the immediately preceding sentence, the base rate is determined by reference to the higher of (1) the prime rate of Citibank, N.A. and (2) the federal funds effective rate plus 1/2 of 1%. The applicable margin for borrowings of senior secured term B-4 loans is 5.00% per annum with respect to base rate borrowings and 6.00% per annum with respect to LIBOR borrowings, in each case, subject to increase pursuant to the Cash Flow Credit Agreement in connection with the making of certain refinancing, extended or replacement term loans under the Cash Flow Credit Agreement with an Effective Yield (as defined in the Cash Flow Credit Agreement) greater than the applicable Effective Yield payable in respect of the senior secured term B-4 loans at such time plus 50 basis points. No changes were made to the maturity date or interest rates payable with respect to non-extended term B-1 loans.

The maturity date of the senior secured term B-4 loans will automatically become July 26, 2015 unless (i) the total net leverage ratio as tested on that date based upon the most recent financial statements provided to the lenders pursuant to the Cash Flow Credit Agreement is no greater than 5.0 to 1.0 or (ii) on or prior to such date, either (x) an initial public offering by Holdings or its direct or indirect parent shall have occurred or (y) at least $750 million in aggregate principal amount of the Borrower’s senior unsecured cash-pay notes and/or senior unsecured PIK toggle notes have been repaid or refinanced or their maturity has been extended to a date no earlier than 91 days after October 26, 2017.

Any voluntary prepayment, and certain mandatory prepayments, of principal of the senior secured term B-4 loans, or any amendment to the terms of the senior secured term B-4 loans in connection with certain Repricing Transactions (as defined in the Cash Flow Credit Agreement), will be subject to payment of (x) a 2% premium on the aggregate principal amount of the senior secured term B-4 loans so prepaid or amended on or prior to October 29, 2013 and (y) a 1% premium on the aggregate principal amount of the senior secured term B-4 loans so prepaid or amended after October 29, 2013 and on or prior to October 29, 2014.

The foregoing description of the ABL Amendment, the ABL Credit Agreement, the Cash Flow Amendment and the Cash Flow Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the respective full texts thereof filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Name

10.1	Amendment No. 2 to Credit Agreement, dated as of October 29, 2012, among Avaya Inc., the several Subsidiary Borrowers party thereto, Citicorp USA, Inc., as Administrative Agent, and the lenders party thereto (Exhibit A to this Agreement is filed as Exhibit 10.2 hereto)*

10.2	Amended and Restated Credit Agreement, dated as of October 29, 2012, among Avaya Inc., the several Subsidiary Borrowers party thereto, Avaya Holdings Corp., Citicorp USA, Inc., as Administrative Agent and Swing Line Lender, Citibank, N.A., as L/C Issuer, and each lender from time to time party thereto*

10.3	Amendment No. 4 to Credit Agreement, dated as of October 29, 2012, among Avaya Inc., Citibank, N.A., as Administrative Agent, and the lenders party thereto (Exhibit A to this Agreement is filed as Exhibit 10.4 hereto)*

10.4	Second Amended and Restated Credit Agreement, dated as of October 29, 2012, among Avaya Inc., Avaya Holdings Corp., Citibank N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

By:	/s/ David Vellequette
Name:	David Vellequette
Title:	Chief Financial Officer

Dated: November 2, 2012